UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      December 17, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Amendment of a Material Definitive Agreement and Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.03	Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
PrivateBank Credit Facility Modification
On December 17, 2014, certain wholly-owned subsidiaries (the “PrivateBank Borrowers”) of AdCare Health Systems, Inc. (the “Company”) entered into a Seventh Modification Agreement (the “Modification”) with The PrivateBank and Trust Company (“PrivateBank”), which modified that certain Loan Agreement, dated September 20, 2012, between the PrivateBank Borrowers, PrivateBank and the Company, as guarantor (as amended, the “PrivateBank Credit Facility”). Pursuant to the Modification: (i) the outstanding amount owing under the PrivateBank Credit Facility was reduced from $9,100,000 to $8,815,000; and (ii) one of the PrivateBank Borrowers and their collateral were released from their obligations under the PrivateBank Credit Facility because the entity is entering into new financing arrangements with the United States Department of Housing and Urban Development ("HUD").

Certain subsidiaries of the Company are also borrowers under: (a) a credit facility with PrivateBank used to fund the purchase price of the acquisition of three skilled nursing facilities and an office facility located in Arkansas; and (b) a credit facility with PrivateBank used to fund the purchase price of the West Markham Sub Acute and Rehabilitation Center located in Arkansas.

Mt. Kenn Property Holding, LLC
On December 17, 2014, Mt. Kenn Property Holding , LLC (“Mt. Kenn”), a wholly owned subsidiary of the Company, entered into a Mortgage and Deed of Trust Agreement (the “Mt. Kenn Credit Facility”), with KeyBank National Association (“KeyBank”). The Mt. Kenn Credit Facility provides for a $7,630,500 principal amount secured credit facility.
The Mt. Kenn Credit Facility matures on January 1, 2045. Interest on the Mt. Kenn Credit Facility accrues on the principal balance thereof at an annual rate of 3.65%. The Mt. Kenn Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Mt. Kenn Credit Facility. HUD has insured all amounts owing under the Mt. Kenn Credit Facility.
The Mt. Kenn Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, and failure to perform or comply with certain agreements. Upon the occurrence of certain events of default, KeyBank may, after receiving the prior written approval of HUD, terminate the Mt. Kenn Credit Facility and all amounts under the Mt. Kenn Credit Facility will become immediately due and payable.

In connection with entering into the Mt. Kenn Credit Facility, Mt. Kenn entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Item 9.01 Financial statements and Exhibits
(d) Exhibits
99.1 Seventh Modification Agreement to Loan and Security Agreement, dated as of December 17, 2014 by and among ADK lumber city operator, LLC, ADK Lagrange operator, LLC , ADK Powder Springs Operator, LLC , ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC , Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC, CP Nursing, LLC, Benton Nursing, LLC, Valley River Nursing, LLC, Park Heritage Nursing, LLC, Homestead Nursing, LLC, Mountain View Nursing, LLC, Little Rock HC&R Nursing, LLC , Glenvue H&R Nursing, LLC and QC Nursing, LLC, AdCare Health Systems, Inc., and the Privatebank and Trust Company.

99.2	Healthcare Facility Note, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association.

99.3	Healthcare Deed to Secure Debt, Security Agreement and Assignment of Rents, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association.

99.4
Healthcare Regulatory Agreement, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC, its successors, heirs, and assigns (jointly and severally) and the U.S. Department of Housing and Urban Development.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ William McBride III
William McBride III
Chief Executive Officer

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